         As filed with the Securities and Exchange Commission on April 22, 1994.
                                                  Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                            CONNER PERIPHERALS, INC.
               (Exact name of issuer as specified in its charter)

                DELAWARE                             94-2968210
       (State of Incorporation)          (IRS Employer Identification No.)

                                3081 Zanker Road
                           San Jose, California 95134
                    (Address of Principal Executive Offices)
                              --------------------

                            CONNER PERIPHERALS, INC.
                          Employee Stock Purchase Plan

                              --------------------

                              Marla A. Stark, Esq.
                 Vice President, General Counsel and Secretary
                            CONNER PERIPHERALS, INC.
                                3081 Zanker Road
                           San Jose, California 95134
                    (Name and address of agent for service)

                                 (408) 456-4500
         (Telephone number, including area code, of agent for service)
                              --------------------

                                    Copy to:

                              Tor R. Braham, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                              Two Palo Alto Square
                          Palo Alto, California 94306

===============================================================================

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
       Title of               Amount            Proposed              Proposed         Amount of
     Securities to            to be         Maximum Offering     Maximum Aggregate    Registration
     be Registered          Registered       Price Per Share       Offering Price         Fee
- --------------------------------------------------------------------------------------------------
Common Stock, $.001
 par value per share

Upon issuance of          1,500,000 shs.       $14.00(1)           $21,000,000(1)        $7,242
 shares under the
 Registrant's Employee
 Stock Purchase Plan

Total.........................................................................           $7,242
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of $14.00, the average of the high and low prices for the Registrant's Common Stock as reported on the New York Stock Exchange on April 20, 1994.

                            CONNER PERIPHERALS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
              ---------------------------------------

          There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC") by Conner Peripherals, Inc. (the "Company"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1993;

          (c) The Company's definitive proxy statement dated March 18, 1994 for the Company's Annual Meeting of Stockholders held April 19, 1994, filed with the SEC pursuant to Section 14 of the 1934 Act; and,

          (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed with the SEC on September 9, 1992 pursuant to Section 12(b) of the 1934 Act.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.
              -------------------------

          Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
              --------------------------------------

          Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
              -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article VI of the Company's Bylaws provides for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In connection with the reincorporation of the Company into the State of Delaware on September 8, 1992, the Company entered into Amended and Restated Indemnification Agreements with its officers, directors and certain agents which provide such indemnities with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for a breach of the directors' fiduciary duty as a director to the Company and its stockholders, provided that such liability does not arise from certain proscribed conduct.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
              -----------------------------------

          Not applicable.

     ITEM 8.  EXHIBITS.
              --------

          Exhibit
          Number                              Description
          --------    ---------------------------------------------------------

             4.1* Employee Stock Purchase Plan and form of subscription agreement with respect thereto.

             5.1 Opinion of counsel as to the legality of the securities being registered.

            23.1      Consent of independent accountants (see page II-8).

            23.2      Consent of counsel (contained in Exhibit 5.1).

            24.1      Power of Attorney (see page II-6).

          --------
          * Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

     ITEM 9.  UNDERTAKINGS.
              ------------

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 21, 1994.


                               CONNER PERIPHERALS, INC.


                               By:   /s/ P. Jackson Bell
                                    --------------------------------------
                                    P. Jackson Bell
                                    Executive Vice President and Chief
                                    Financial Officer


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Finis F. Conner and David T. Mitchell, jointly and severally, their attorneys-in-fact, each with the power of substitution, for them in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                     Title                          Date
           ----------                                     -----                          ----
          /s/ Finis F. Conner                Chairman of the Board and Chief            April 21, 1994
- ---------------------------------------      Executive Officer (Principal
          (Finis F. Conner)                  Executive Officer)

       /s/ David T. Mitchell                 President, Chief Operating Officer and     April 21, 1994
- ---------------------------------------      Director
        (David T. Mitchell)

      /s/ William J. Schroeder               Vice Chairman and Director                 April 21, 1994
- ---------------------------------------
       (William J. Schroeder)

         /s/ P. Jackson Bell                 Executive Vice President and Chief         April 21, 1994
- ---------------------------------------      Financial Officer (Principal Financial
           (P. Jackson Bell)                 and Accounting Officer)

            /s/ Mark Rossi                   Director                                   April 21, 1994
- ---------------------------------------
             (Mark Rossi)

       /s/ Linda Wertheimer Hart             Director                                   April 21, 1994
- ---------------------------------------
        (Linda Wertheimer Hart)

       /s/ William S. Anderson               Director                                   April 21, 1994
- ---------------------------------------
        (William S. Anderson)

   /s/ Ambassador L. Paul Bremer III         Director                                   April 21, 1994
- ---------------------------------------
    (Ambassador L. Paul Bremer III)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated January 20, 1994 which appears on page 29 of the 1993 Annual Report to Stockholders of Conner Peripherals, Inc., which is incorporated by reference in Conner Peripherals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-3 of such Annual Report on Form 10-K.


     PRICE WATERHOUSE


     San Jose, California
     April 21, 1994

                               INDEX TO EXHIBITS

 Exhibit
  Number                         Description
- ----------                       -----------
   4.1*      Employee Stock Purchase Plan and form of
             subscription agreement with respect thereto........

   5.1       Opinion of counsel as to legality of the
             securities being registered........................

  23.1       Consent of Independent Accountants.................   Page II-8 of Registration
                                                                   Statement

  23.2       Consent of Counsel.................................   Contained in Exhibit 5.1

  24.1       Power of Attorney..................................   Page II-6 of Registration
                                                                   Statement
- ------------

   * Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    EXHIBITS


                       Registration Statement on Form S-8

                            CONNER PERIPHERALS, INC.


                                 April 21, 1994